United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

______________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2013

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact name of registrant as specified in its charter)

Florida	001-13660	59-2260678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue Stuart, Florida	34994
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 23, 2013, Seacoast Banking Corporation of Florida (the “Company) held its Annual Meeting.  Of the 94,857,215 shares of Common Stock outstanding as of the record date for the Annual Meeting, 88,251,626 shares were present at the meeting in person or by proxy.  The final results of each of the proposals voted on by the Company’s shareholders are described below:

Proposal 1 – Elect Directors: To re-elect four Class II directors. The vote for each director is as set forth below.

	Number of Shares
Nominee	Votes For	Votes Withheld	Broker Non-Votes
John H. Crane	65,978,324	4,422,665	17,850,637
Roger O. Goldman	68,582,426	1,818,563	17,850,637
Dennis S. Hudson, Jr.	65,641,675	4,759,314	17,850,637
Thomas E. Rossin	65,621,025	4,779,964	17,850,637

The four nominees were each re-elected by a plurality of the votes cast, and each will continue to serve as Class II directors with a term expiring at the Company’s 2016 Annual Meeting.

Proposal 2 – Approval and Adoption of the Seacoast 2013 Incentive Plan: To consider and act upon a proposal to approve and adopt the Seacoast 2013 Incentive Plan, reserving for issuance 6,500,000 shares of Common Stock for such purpose

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
66,103,780	2,864,681	1,432,528	17,850,637

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

Proposal 3 - Ratification of Appointment of Independent Auditor: To ratify the appointment of KPMG LLP as independent auditor for the Company for the fiscal year ending December 31, 2013.

Number of Shares
Votes For	Votes Against	Abstentions
87,373,183	369,160	509,283

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

Proposal 4 – Reverse Stock Split Extension: To extend the time frame from May 23, 2013 to May 22, 2014 in which our Board of Directors is permitted to (i) effect a reverse stock split of our Common Stock at one of two reverse split ratios, 1-for-5 or 1-for-10, as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our Common Stock by the reverse stock split ratio determined by the Board of Directors.

Number of Shares
Votes For	Votes Against	Abstentions
82,561,961	4,998,440	691,225

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved. The Board of Directors has not made a determination as to whether it will affect a reverse stock split or the ratio or timing of any reverse stock split.

Proposal 5 – Advisory (Non-binding) Vote on Compensation of Named Executive Officers: To allow shareholders to endorse or not endorse, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
66,299,293	2,456,060	1,645,636	17,850,637

The vote required to approve this non-binding advisory resolution was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Proposal 6 – Advisory (Non-binding) Vote on Frequency of Holding Future Advisory Votes on Executive Compensation. To allow shareholders to vote on whether future votes on executive compensation such as the one in Proposal 5 should occur every year, every two years, or every three years.

Number of Shares
One Year	Two Years	Three Years	Absentions	Broker Non-Votes
54,089,431	1,074,395	13,034,749	2,202,414	17,850,637

The option of every “1 year” received the highest number of votes cast and therefor was deemed the frequency for the advisory vote on executive compensation selected by shareholders.

The Company’s Board of Directors (the “Board”) will take into account the outcome of the vote on the frequency of holding future advisory votes on executive compensation, and disclose its decision in an amendment to this Current Report on Form 8-K or on the Company’s next Quarterly Report on Form 10-Q. The Board may decide that it is in the best interest of our shareholders to hold an advisory vote on executive compensation less frequently than the option approved by our shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA
(Registrant)

Date: May 28, 2013	By:	/s/ William R. Hahl
Name: William R. Hahl Title: Executive Vice President and Chief Financial Officer